EXHIBIT 10.5
Yukon
Energy, Mines and Resources


Watson Lake Mining Distract                               PH: (867)456-8823
Box 2703,                                               Fax: (867) 536-7842
Watson Lake, Yukon
YIA 206


JuIy 23, 2003


Glen C. MacDonald
905 - 1600 M Beach Ave
Vancouver, B.C.
V6G 1Y7




                RE:  Relief from Assessment Work
                     Quartz Mining Act

Pursuant to Section 57(1) of the Quartz Mining Act, the Minister for Energy, Mines and Resources, has granted a one year relief from having to perform assessment work, or make payment in Lieu, for all quartz claims in good standing at April 1, 200 already applied work this year, or if your mineral claims are in good standing beyond this year, the claims will still benefit from the relief order by the addition of one year to the expiry date. If you have performed assessment work, and you wish to file it, all work must still be recorded within the normal time frames in accordance with the Quartz Mining Act. Claim holders can still perform work this year, and the tiling of work will not effect the application of relief.

The attached list indicates the new expiry date for quartz mineral claims held in your name.

Sincerely,

/s/ Patti L. McLeod

Patti L. McLeod
Mining Recorder

PLM